CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 13, 2002 with respect to Dreyfus High Yield Shares and Dreyfus Mortgage Shares, which is incorporated by reference in this Registration Statement (Form N-1A 333-84224 and 811-21047) of Dreyfus Fixed Income Securities.








                                        ERNST & YOUNG LLP


New York, New York
February 24, 2003